Exhibit 99.2

RETIREMENT AND TRANSITION AGREEMENT

THIS RETIREMENT AND TRANSITION AGREEMENT (this “Agreement”) is made and entered into this 20th day of July 2011 (the “Effective Date”), by and between Electronics For Imaging, Inc., a Delaware corporation (the “Company”), and Fred Rosenzweig (“Executive”).

RECITALS

Executive is currently employed by the Company as its President. Executive desires to retire from the Company, and the Company and Executive desire that Executive will continue to provide certain transition services as an employee and thereafter as a consultant (all for the period of time and on the other terms provided below).

Executive and the Company are parties to an Executive Employment Agreement dated as of August 1, 2006 (the “Employment Agreement”), an Indemnity Agreement dated as of February 15, 2008 (the “Indemnity Agreement”), and a California Employment, Confidential Information and Invention Assignment Agreement dated July 20, 2011 (the “Confidentiality Agreement”).

NOW, THEREFORE, in consideration of the above recitals incorporated herein and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Company and Executive agree as follows:

1. Retirement. Executive hereby voluntarily resigns his position as President of the Company, and from each and every other position (as an officer, director, employee, member, manager and in any other capacity) with the Company and each of its affiliates that Executive may have previously had (other than as a member of the Company’s Board of Directors and as an employee of the Company), effective December 31, 2011 (the “Officer Transition Date”). Executive hereby voluntarily retires from employment with the Company, effective at the close of business on February 28, 2012 (the “Retirement Date”).

2. Compensation. From now through the Officer Transition Date, Executive shall (except as otherwise provided in this Agreement) continue to be employed on the terms and conditions set forth in the Employment Agreement. Executive shall remain eligible for any bonus he would otherwise be entitled to for the fiscal year ending December 31, 2011 under the Company’s 2011 Executive Team Performance Bonus Program (the “Bonus Program”) and, in order to ensure the payment of any such bonus, the Company agrees that the Determination Date (as defined in the Bonus Program) and payment of such bonus shall occur on or before March 15, 2012, but Executive shall not be entitled to any additional equity award grants (stock options, restricted stock, restricted stock units or otherwise) after the date hereof. The terms of Executive’s Employment Agreement shall cease to apply on the Officer Transition Date. From January 1, 2012 though the Retirement Date, Executive shall continue to serve the Company as a part-time employee (such period of time, the “Transition Period”). During the Transition Period, Executive shall not be an officer of the Company, shall report to the Company’s Chief Executive Officer, and shall assist the Company’s Chief Executive Officer with the transition of

Executive’s duties and on such other matters as the Chief Executive Officer may reasonably request and are within Executive’s experience with the Company. During the Transition Period, the Company shall pay Executive hourly at the rate of $220.00 for each hour Executive spends during the Transition Period (which will be paid in accordance with the Company’s regular payroll policies). Further, during the Transition Period, Executive will be eligible to participate in the Company’s employee benefit plans and programs on the same basis as other employees in the Company generally (as those plans and programs may be in effect from time to time), but Executive shall not be entitled to a bonus, equity award or other incentive for his work during the Transition Period. Executive agrees to timely comply with the Company’s payroll and time recording policies to document Executive’s work for the Company during the Transition Period. The Executive’s employment during the Transition Period may be terminated by the Company for any reason with notice to Executive, by Executive for any reason with written notice to the Company, or due to Executive’s death. In the event the Company terminates this Agreement during the Transition Period other than due to a material breach of Executive’s obligations hereunder or under the Confidentiality Agreement, then any continued employment and/or service (as opposed to performance) based vesting equity awards previously granted to Executive by the Company that were otherwise scheduled to vest during the balance of the scheduled Transition Period shall accelerate as of the date of such termination and, within thirty (30) days of the termination date, the Company shall pay Executive a single lump-sum cash payment equal to the number of full months remaining in the Transition Period, multiplied by $4,400 (representing 20 hours of work per month at a rate of $220 per hour). For purposes of clarity, Executive’s retirement is a voluntary retirement by Executive — Executive shall not be entitled to severance pay pursuant to his Employment Agreement or any other severance plan, program or policy with respect to such retirement or the transition contemplated by this Agreement.

3. Consulting Period. From March 1, 2012 through August 31, 2012 (the “Consulting Period”), Executive shall serve as a consultant to the Company on the terms and conditions set forth in Exhibit A hereto, incorporated herein by this reference. The parties agree that the continued employment and/or service based vesting equity awards and the restricted stock units granted on February 9, 2011 subject to performance based vesting, but not other equity awards subject to performance-based vesting, previously granted to Executive by the Company shall continue to vest in accordance with their terms so long as Executive is employed by the Company (including the part-time employment contemplated by the Transition Period) or serving the Company in such consulting role during the Consulting Period, and that the termination of employment/service rules applicable to such awards (as well as any other outstanding and vested equity awards previously granted by the Company to Executive) shall be deemed triggered only when Executive ceases to serve in any such capacity. Except as provided herein, the parties agree that any equity awards previously granted to Executive by the Company that include performance (as opposed to solely continued employment and/or service requirements) vesting criteria that are not satisfied upon the completion of the Transition Period shall automatically terminate at that time.

4. Confidentiality Agreement. The Confidentiality Agreement shall continue in effect. Any Confidential Information (as such term is defined in the Confidentiality Agreement) received by Executive as an employee (including during the Transition Period) or as a consultant during the Consulting Period shall be subject to Executive’s obligations regarding Confidential Information under the Confidentiality Agreement. Section 3 of the Confidentiality Agreement

shall apply to all Inventions (as such term is defined in the Confidentiality Agreement) of Executive during the Consulting Period to the same extent as had such Inventions been conceived, developed or reduced to practice during Executive’s employment by the Company. Executive’s obligations under Section 3(g) of the Confidentiality Agreement shall continue during the Consulting Period and for a period of six months after the conclusion of the Consulting Period.

5. Indemnity Agreement. The Indemnity Agreement shall remain in full force and effect in accordance with its terms.

6. Non-Solicitation. During the Transition Period and the Consulting Period, without the prior written approval of the Company, which approval shall not be unreasonably withheld, Executive shall not, directly or indirectly, provide any services in any capacity, whether as an employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venture or otherwise, and will not engage, participate or invest in, any business activity anywhere in the world which develops, manufactures or markets products or performs services which are competitive with the products or services of the Company or products or services which the Company has under development or which are the subject of active planning. Executive is not prohibited from purchasing equities or derivatives in any publicly traded any company.

During the Transition Period and the Consulting period and continuing for a period of twelve (12) months following the date Executive ceases to act as a consultant during the Consulting Period (together, the “Restricted Period”), the Executive will not (i) directly or indirectly through any other person induce or attempt to induce any employee or independent contractor of the Company or any affiliate of the Company to leave the employ or service, as applicable, of the Company or such affiliate, or in any way interfere with the relationship between the Company or any such affiliate, on the one hand, and any employee or independent contractor thereof, on the other hand, or (ii) make any statement that disparages the Company or any of its affiliates or has the purpose or effect of harassing or disrupting the business of the Company or any of its affiliates. During the Restricted Period, the Company’s executive officers agree not to make any statement that disparages Executive or has the purpose or effect of harassing Executive.

During the Restricted Period, Executive will not directly or indirectly through any other person solicit, influence or attempt to influence customers, vendors, suppliers, licensors, lessors, joint venturers, associates, consultants, agents, or partners of the Company or any affiliate of the Company to divert their business away from the Company or such affiliate, and Executive will not otherwise interfere with, disrupt or attempt to disrupt the business relationships, contractual or otherwise, between the Company or any affiliate of the Company, on the one hand, and any of its or their customers, suppliers, vendors, lessors, licensors, joint venturers, associates, officers, employees, consultants, managers, partners, members or investors, on the other hand.

Executive acknowledges that, in the course of his employment with and service to the Company and/or its affiliates, he has become familiar, or will become familiar, with the trade secrets of the Company and its affiliates and with other confidential and proprietary information concerning the Company and its affiliates and that his services have been and will be of special, unique and extraordinary value to the Company and its affiliates. Executive agrees that the foregoing covenants in this Section 6 are reasonable and necessary to protect the trade secrets and other confidential and proprietary information, good will, stable workforce, and customer relations of the Company and its affiliates.

7. Release of Claims. In exchange for the consideration under this Agreement to which Executive would not otherwise be entitled, Executive hereby generally and completely releases the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to Executive’s employment and the termination and transition of that employment as contemplated by this Agreement; (b) all claims related to Executive’s compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph 7 shall release the Company from any obligations it may have pursuant to this Agreement.

8. ADEA Waiver. Executive acknowledges that he is knowingly and voluntarily waiving and releasing any rights Executive may have under the ADEA (“ADEA Waiver”). Executive also acknowledges that the consideration given for the ADEA Waiver is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing, as required by the ADEA, that: (a) Executive’s ADEA Waiver does not apply to any rights or claims that arise after the date Executive signs this Agreement; (b) Executive should consult with an attorney prior to signing this Agreement; (c) Executive has twenty-one (21) days to consider this Agreement (although Executive may choose to voluntarily sign it sooner); (d) Executive has seven (7) days following the date Executive signs this Agreement to revoke the ADEA Waiver (in a written revocation sent to the Company); and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired, which will be the eighth day after Executive signs this Agreement; provided, however, that notwithstanding any other provision of this Agreement, in the event Executive revokes the ADEA Waiver during such seven (7) day period, the Executive shall have no further rights under this Agreement and Company may terminate the Transition Period and the Consulting Period without any payment or benefit to Executive with respect thereto and the Company shall thereafter have no further obligations to Executive under this Agreement. Nevertheless, Executive’s general release of claims, except for the ADEA Waiver, is effective immediately and not revocable.

9. Section 1542 Waiver. In granting the release herein, which includes claims which may be unknown to you at present, Executive acknowledges that Executive has read and understands Section 1542 of the California Civil Code: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” Executive hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement.

10. Miscellaneous.

10.1 Governing Law. This Agreement (which term includes Exhibit A hereto for the purposes of this Section 10) and all rights and obligations hereunder, including, without limitation, matters of construction, validity and performance, is made under and shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflict of laws. Executive hereby expressly consents to personal jurisdiction in the State and federal courts located in California for any lawsuit arising from or relating to this Agreement, without regard to his then-current residence or domicile.

10.2 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by all of the parties hereto. Only the Company’s Chief Executive Officer may execute any such amendment by or on behalf of the Company.

10.3 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

10.4 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

10.5 Assignment. This Agreement shall be binding upon Executive’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and assigns. This Agreement is specific to Executive and may not be assigned or substituted for without the express written consent of the Company’s Chief Executive Officer.

10.6 Entire Agreement. This Agreement, together with the Employment Agreement, the Indemnity Agreement, and the Confidentiality Agreement (together, the “Integrated Agreement”), embodies the entire agreement of the parties hereto respecting the matters within its scope and is an integrated agreement. The Integrated Agreement supersedes all prior or contemporaneous agreements of the parties hereto and that directly or indirectly bear upon the subject matter hereof. Any negotiations, correspondence, agreements, proposals or understandings prior to the Effective Date relating to the subject matter hereof or of any portion of the Integrated Agreement shall be deemed to have been merged into the Integrated Agreement, and to the extent inconsistent with the Integrated Agreement, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth in the Integrated Agreement. To the extent of any inconsistency between this Agreement, on the one hand, and the Employment Agreement or the Confidentiality Agreement, on the other hand, this Agreement shall control.

Notwithstanding the foregoing or anything stated herein, the terms of Executive’s Employment Agreement shall cease to apply, and shall be void and no longer have any force or effect, on the Officer Transition Date.

Any written agreement evidencing an equity award previously granted by the Company to Executive is outside of the scope of the integration provisions of the preceding paragraph as to the terms and conditions of the award evidenced by such agreement.

[The remainder of this page has intentionally been left blank.]

IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the Effective Date first set forth above.

“EXECUTIVE”

/s/ Fred Rosenzweig
Fred Rosenzweig

“COMPANY”

Electronics For Imaging, Inc., a Delaware corporation

By:	/s/ Guy Gecht
Guy Gecht
Chief Executive Officer

EXHIBIT A

CONSULTING SERVICES DURING CONSULTING PERIOD

I. Service.

A. Fred Rosenzweig (“Consultant”) shall perform such consulting services during the Consulting Period as the Company may reasonably request from time to time (such services, the “Consulting Services”). The Consulting Services may include advice, counsel, research, planning and similar services as to business strategy, marketing, litigation, finance, accounting, financial reporting, and administration of the Company.

B. Consultant shall report to the Company’s Chief Executive Officer. Consultant agrees to professionally, honestly and faithfully present and conduct himself at all times during the performance of the Consulting Services. Consultant agrees to perform the Consulting Services in a diligent, timely, and competent manner. Consultant agrees to truthfully and faithfully account for and deliver to the Company all property (including, without limitation, monies, materials, securities, etc.) belonging to the Company or any of its affiliates which Consultant may receive from or on account of the Company or any of its affiliates. Furthermore, upon the end of the Consulting Period, or the Company’s demand at any other time, Consultant will immediately deliver to the Company all property belonging to the Company or any of its affiliates then in Consultant’s possession or otherwise previously provided to Consultant.

II. Compensation.

A. Consulting Fee. The Company shall pay Consultant a fee of $220.00 for each hour Consultant spends during the Consulting Period providing the Consulting Services. The Consultant shall provide the Company, on a monthly basis and in any event not later than the 15th day of the month following the month in question, a statement showing the time Consultant spent in performing such Consulting Services for that month and a reasonable description of the work performed. The Company shall pay the consulting fee for work performed in a particular month not later than the end of the immediately following month.

B. Reimbursement of Certain Expenses. Consultant shall be entitled to reimbursement for all reasonable business expenses, including reasonable business travel expenses, that Consultant incurs during the Consulting Period in carrying out the Consulting Services; provided that the Consultant provides the Company with documentation acceptable to the Company evidencing such expenses and such expenses are otherwise incurred and submitted for reimbursement in accordance with the Company’s expense reimbursement policies in effect from time to time. Any such reimbursement shall be made as soon as reasonably practicable and in all events not later than the end of the calendar year following the year in which the related expense was incurred.

C. Benefits. Consultant shall not be entitled to participate in, and (if otherwise eligible or subsequently determined to be eligible) hereby waives participation in, each and every bonus, other incentive, vacation, stock purchase, 401(k), retirement, fringe benefit, medical and

Exhibit A-1

other welfare benefit agreement, plan, policy, or program of the Company or any of its affiliates, and shall not make claim of entitlement to any such benefit, with respect to his work during the Consulting Period.

III. Termination.

A. Termination by the Company. The Company may terminate the Consulting Period and the Consulting Services at any time in the event of a material breach by Consultant of his obligations hereunder or under the Confidentiality Agreement.

B. Termination by the Consultant. The Consultant may terminate the Consulting Period and the Consulting Services at any time in the event of a material breach by Company of its obligations hereunder. The Consulting Period shall also terminate upon Consultant’s death.

C. Termination by the Company Without Cause. The Company may terminate the Consulting Period and the Consulting Services at any time for any reason other than a material breach by Consultant of his obligations hereunder or under the Confidentiality Agreement.

D. Obligations of the Company Upon Termination. If the Consulting Period is terminated, the Company shall (subject to the following sentence) have no further obligation to Consultant with respect to such services other than for payment of the fee pursuant to Section II.A for work performed prior to such termination (to the extent not theretofore paid) plus reimbursement (to the extent not previously reimbursed) pursuant to Section II.B for any reimbursable expenses incurred by Consultant during the Consulting Period. If the Consulting Period is terminated pursuant to Section III.C (but not pursuant to Section III.A or III.B), then any continued employment and/or service (as opposed to performance) based vesting equity awards previously granted to Consultant by the Company that were otherwise scheduled to vest during the balance of the scheduled Consulting Period shall be deemed vested as of the date of such termination and, within thirty (30) days of the termination date, the Company shall pay Consultant a single lump-sum cash payment equal to the number of full months remaining in the Consulting Period, multiplied by $4,400 (representing 20 hours of work per month at a rate of $220 per hour).

IV. Relationship.

A. Consultant shall at all times during the Consulting Period operate as an independent contractor of the Company on a “fee for service” basis. Without limiting the generality of the foregoing, during the Consulting Period: (i) Consultant does not and shall not have the authority to execute contracts for or on behalf of, make commitments for or on behalf of, or otherwise bind to any obligation whatsoever the Company or any of its affiliates; (ii) Consultant shall not purport to bind or otherwise make any such commitment for or on behalf of the Company or any of its affiliates; and (iii) Consultant is not and shall not be, and Consultant shall not hold himself out as, an agent of the Company or any of its affiliates.

B. Consultant agrees that his service during the Consulting Period are exclusive as they relate to the business engaged in any business of the Company or its affiliates.

Exhibit A-2

Furthermore, see section 5 of Consultant’s Retirement and Transition Agreement with the Company.

V. Taxes. Consultant shall be solely responsible for any and all income, unemployment, social security, worker’s compensation, stock based compensation, FICA or any other taxes or amounts payable with respect to the consulting fee.

Exhibit A-3